Amendment No.  9
                    Dated as of May 25, 1995
              RESTATED AND AMENDED CREDIT AGREEMENT
                    Dated as of July 27, 1992

          This Amendment No. 9 ("Amendment No. 9") dated as of May 25, 1995, is entered into between RHI Holdings, Inc., a Delaware corporation ("RHI") and Citicorp North America, Inc., a Delaware corporation (the "RHI Senior Lender"), the sole Senior Lender of RHI.

          PRELIMINARY STATEMENT. RHI, the RHI Senior Lender, certain financial institutions in the capacities of Agents and Administrative Agent for the Senior Lenders are parties, among others, to that certain Restated and Amended Credit Agreement dated as of July 27, 1992, as amended (the "Credit Agreement"). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

          RHI has requested certain consents and certain amendments to the Credit Agreement to permit (i) limited sales of Accounts by RHI and its domestic subsidiaries and (ii) the increase to $17,300,000 of RHI's combined permitted investment in Fairchild Convac GmbH ("Convac") and SBC; and RHI Senior Lender has agreed to such request on the terms and conditions set forth herein.

          SECTION 1. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, Section 11.07B(a) is hereby deleted in its entirety and replaced with the following new Section 11.07B(a):

          "SECTION 11.07B Sale of Accounts. Except as otherwise permitted hereunder:

               (a) RHI shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, sell, with recourse or without, or discount or otherwise sell to any Person, any of its Accounts or any of its notes or obligations receivable in any amount other than (i) up to a total of $18,000,000 face amount of Accounts in the aggregate during the term of this Agreement, without recourse to RHI or any of its Subsidiaries,
          and (ii) up to an additional $12,000,000 face amount of Accounts in the aggregate during the term of this Agreement, with recourse, provided such recourse is only to Convac and not to any other Person."

          SECTION 2. Consent. The limitations on investments by RHI and its subsidiaries in Convac and SBC are set forth in consent letters between RHI and the RHI Senior Lender dated June 10, 1994 and August 12, 1994, respectively. The RHI Senior Lender hereby consents to the combination of such investment limitations, into a single limit, and to the increase of such combined limit from $15,300,000 to $17,300,000, provided, however, that the calculation of such investment limitation shall be based upon a nonfluctuating DM/$US exchange rate of 1.666 (the spot rate as of June 10, 1994). To the extent that this Section 2 shall be in any way inconsistent with the provisions of Section 11.03B of the Credit Agreement (re: investments permitted to be made by RHI), the provisions of this Section 2 shall be the governing and controlling provisions.

          SECTION 3. Conditions Precedent to Effectiveness. The amendment and consent set forth in Sections 1 and 2 above shall become effective and be deemed effective as of the date hereof, if, and only if, the Administrative Agent shall have received on or before May 25, 1995, a facsimile or original executed copy of this Amendment No. 9 executed by RHI and the RHI Senior Lender.

          SECTION 4. Representations and Warranties. RHI hereby represents and warrants as follows:

          4.1 This Amendment No. 9 and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of RHI and are enforceable against RHI in accordance with their terms.

          4.2 No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment No. 9.

          4.3 Upon the effectiveness of this Amendment No. 9, RHI hereby reaffirms all covenants, representations and warranties made by such Person in the Credit Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment No. 9 becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

          SECTION 5.  Reference to and Effect on the Credit
Agreement.

          5.1 Upon the effectiveness of this Amendment No. 9, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          5.2  Except as specifically amended above, the Credit
Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          5.3 The execution, delivery and effectiveness of this Amendment No. 9 shall not operate as a waiver of any right, power or remedy of any Senior Lender or Agent or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

          SECTION 6. Execution in Counterparts. This Amendment No. 9 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment No. 9 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 9.

          SECTION 7. Governing Law. This Amendment No. 9 shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 8.  Headings.  Section headings in this
Amendment No. 9 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 9 for any other purpose.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 9 to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               CITICORP NORTH AMERICA, INC.
                               By:  Emily Rosensheck
                               Title: Vice President

                               RHI HOLDINGS, INC.
                               By:  Karen L. Schneckenburger
                               Title:  Treasurer